1 EMPLOYMENT AGREEMENT This Employment Agreement (this “Agreement”) is made by and between Sadot Group Inc (“SDOT”) a Nevada corporation (the “Company”) with an address located at 295 E. Renfro Street, Suite 209, Burleson Texas 76028, and Paul Sansom (the “Employee”), as of August 1, 2025 (the “Effective Date”). WHEREAS, the Company has offered employment to Employee and the parties wish to enter into this Agreement to document the terms and conditions of their relationship; NOW THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE 1 – EMPLOYMENT TERMS 1.1 Employment. Commencing on the Effective Date, the Company shall employ Employee, and Employee shall serve the Company, as Chief Financial Officer, upon the terms and conditions set forth in this Agreement. Employee shall have such authority and responsibilities consistent with Employee’s position. Employee shall devote such of the Employee’s business time, attention, skill and efforts as is necessary to the performance of Employee’s duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. For the first six (6) months following the Effective Date, the Company acknowledges that the Employee has existing non-executive director duties and consents to the Employee continuing with such existing non- executive roles concurrent with his employment with the Company. 1.2 Compensation and Benefits. 1.2.1 Salary. The Company shall pay Employee a base salary at the rate of $190,000 per year (the “Base Salary”), for the first six (6) months of employment, subject to any withholdings and deductions required by applicable law. At the end of the six (6) month period, the Board of Directors shall review business KPIs, and subject to satisfactory performance, shall increase the Base Salary to a minimum of $380,000 per year, as confirmed by the Board's compensation committee. Such increased salary shall be effective from the first day of the seventh month of employment. 1.2.2 Benefits. Employee shall be entitled to participate in the employee benefit plans of the Company, as presently in effect or as they may be modified or added to from time to time. Employee shall also be provided with vacation and sick leave in accordance with Company policy. In addition, Employee will be covered with various insurance policies such as health insurance for family, disability and 401K plans all which are commensurate with C level executive position. 1.2.3 Expense Reimbursement. The Company shall reimburse Employee for all reasonable ordinary and necessary travel and other expenses related to Employee’s duties that are incurred and accounted for in accordance with the policies of the Company. 1.2.4 Equity. Upon joining, the Company shall grant Employee restricted shares with a value of $90,000 (the "Restricted Shares"). The Restricted Shares shall vest and be issued based on the fair market value on the Effective Date. The Restricted Shares shall vest quarterly thereafter in equal instalments commencing October 1, 2025 and continuing thereafter subject to Employee's continued employment with the Company and satisfactory performance of Employee's Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

2 duties as determined by the Board of Directors in its reasonable discretion. 1.2.5 Performance Bonus. Employee shall be eligible for an annual performance bonus based on performance objectives to be mutually agreed upon by the Board of Directors and Employee as soon as practicable after the Effective Date. 1.2.6 Key Person Insurance. Employee agrees to cooperate with the Company in obtaining key person life and disability insurance policies on Employee's life where the Company is the beneficiary. Such cooperation includes, but is not limited to, submitting to medical examinations, providing requested health information, and executing necessary documents, all at the Company's expense. 1.3 Termination of Employment. 1.3.1 Automatic Termination. This Agreement and Employee’s employment with the Company shall terminate automatically upon the death or Permanent Disability (as hereinafter defined) of Employee. As used in this Section 1.3.1, the term “Permanent Disability” shall mean that the Board of Directors has made a good faith and reasonable determination that Employee has become physically or mentally incapacitated or disabled such that he is unable to perform for the Company substantially the same services material to his employment as he performed prior to such incapacity or disability, and such incapacity or disability exists for an aggregate of ninety (90) days during any twelve (12) calendar month period. In connection with making such determination, the Company, at its sole option and expense, shall be entitled to select and retain a physician to confirm the existence of such incapacity or disability and the determination by such physician shall be binding on the Parties with respect to the existence, or lack thereof, of an incapacity or disability for purposes of this Agreement. 1.3.2 Termination by the Company for Cause. This Agreement and Employee’s employment with the Company may be terminated by the Company at any time for Cause (as hereinafter defined). As used in this Section 1.3.2 the term “Cause” shall mean that Employee: (i) has been convicted of a felony or has entered a plea of guilty or nolo contendere to a felony; (ii) has breached the provisions of Article 2 hereof; (iii) has reported to work under the influence of alcohol; (iv) has engaged in misconduct that causes material injury to the Company; (v) has committed a felony, fraud, embezzlement or other crime involving moral turpitude or has committed any other act involving illegal drugs (whether or not at the workplace); (vi) has continually or deliberately neglected the performance of his material duties or has failed to follow directives of the Company or the Board of Directors in any material respect; or (vii) has breached any material provision of this Agreement. Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

3 (viii) has violated any Company policy or code of conduct; (ix) has failed to obtain or maintain any license, permit, or certification required for Employee's position; (x) has breached any fiduciary duty owed to the Company; (xi) has engaged in any activity that competes with the Company's business during the term of employment; or (xii) has made any unauthorized public statements that materially damage the Company's reputation or business interests. In the case of termination for Cause, Employee shall be given written notice of the Company’s intent to terminate his employment for Cause and the opportunity within thirty (30) days after the receipt of such notice to remedy or correct the acts or failures to act described in such notice; however, the Company shall not be required to give such opportunity to cure the same conduct more than once during any twelve (12) month period. 1.3.3 Termination by Mutual Agreement. This Agreement may be terminated at any time by the mutual written agreement of the Company and Employee. 1.3.4 Termination by Either Party. This Agreement may be terminated by either Party at any time without prior notice, subject to the severance provisions set forth in Section 1.4 .2. Upon termination, Employee shall receive any accrued but unpaid salary and benefits through the date of termination; provided, however, that if Employee's employment is terminated by the Company for Cause (as defined in Section 1.3.2), Employee shall forfeit all unvested Restricted Shares as of the date of termination. Agreement may be terminated by either Party at any time by providing one month prior written notice to the other Party. 1.3.5 Termination for Good Reason. Employee may resign and terminate this Agreement for Good Reason (as defined below); provided, however, that upon notice of Employee’s decision to terminate for Good Reason, the Company shall have thirty (30) days in which to cure such Good Reason. If the Company fails to cure such Good Reason within thirty (30) days, Employee may resign and terminate this Agreement for Good Reason. For purposes of this Agreement, “Good Reason” shall mean any material breach by the Company of any provision of this Agreement 1.4 Payments Upon Termination. 1.4.1 Except as set forth in Section 1.4.2 below, if Employee’s employment terminates for any reason, whether voluntary or otherwise, all of Employee’s Base Salary, bonuses, and other compensation shall cease as of the date of such termination and the obligations of the Company under this Agreement to make any further payments to Employee, except for payments of any accrued Base Salary and benefits due to Employee as of the effective date of the termination of Employee’s employment, shall cease and terminate. Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

4 1.4.2 If Employee’s termination is by the Company without Cause or by the Employee for Good Reason and, in each case; (a) Employee executes a general release (the “Release”) in favor of the Company, its parent, subsidiaries and their affiliates in form and substance satisfactory to the Company and such Release becomes effective and is not revoked; and (b) Employee complies with the terms of this Agreement and the Release, Employee shall receive severance pay equal to 12 months of Base Salary at the rate in effect on the date of termination of employment; provided, however, that if Employee's employment is terminated within the first six (6) months of employment, severance pay shall be calculated based on the initial Base Salary of $190,000 per year, regardless of any pending salary review or increase, subject to applicable tax and other withholdings. Severance pay will be paid in equal installments over a period of 12 months following the date of termination of employment in accordance with the Company's regular payroll calendar; provided that the first payment will be made on the 30th day following the date of termination of employment and will include any installments that would otherwise have been paid since the date of termination of employment. 1.4.3 Clawback Provision. In the event that the Company is required to restate its financial statements due to Employee's intentional misconduct or gross negligence, or if Employee is terminated for Cause in accordance with Section 1.3.2, the Company may, in its sole discretion, seek to recover from Employee any bonus payments, equity compensation, or other incentive compensation paid to Employee during the 12-month period preceding the events giving rise to such restatement or termination for Cause. ARTICLE 2 – COVENANTS OF EMPLOYEE 2.1 Confidential Information. 2.1.1 Employee agrees to hold in strictest confidence, and not to use, except for the benefit of the Company, any of the Company’s Trade Secrets or Confidential Information or to disclose to any person, firm or entity any of the Company’s Trade Secrets or Confidential Information except (i) as authorized in writing by the Board of Directors (the “Board”), (ii) as authorized by the Company’s management with the approval of the Board, pursuant to a written non-disclosure agreement, or (iii) as required by law. With respect to Trade Secrets, this covenant shall continue for one year, so long as the information retains its Trade Secret status under applicable law. With respect to Confidential Information, this covenant shall continue during the Employee’s employment and for two years thereafter. 2.1.2 For purposes of this Agreement, “Trade Secrets” shall mean any of the Company’s information, without regard to form, including, but not limited to, technical or non- technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers, which is not commonly known by or available to the public and which information (A) derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. 2.1.3 For purposes of this Agreement, “Confidential Information” shall mean any data and information (A) relating to the business of the Company, other than Trade Secrets addressed above; (B) disclosed to Employee or of which Employee became aware of as a Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

5 consequence of Employee’s relationship with the Company; (C) [NOT USED] (D) not generally known to competitors of the Company; and (E) which includes methods of operation, names of customers, price lists, financial information and projections, personnel data, and similar information; provided, however, that Confidential Information shall not mean data or information which has been voluntarily disclosed to the public by the Company, except where such public disclosure has been made by Employee without authorization from the Company, which has been independently developed and disclosed by others, or which has otherwise entered the public domain through lawful means. 2.1.4 The U.S. Defend Trade Secrets Act (“DTSA”) states: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, Employee shall have the right to disclose in confidence trade secrets to U.S., State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Employee shall also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with the DTSA or create liability for disclosures of trade secrets that are expressly allowed by the DTSA. 2.2 Non-solicitation of Customers. During the Restricted Period, Employee shall not, directly or indirectly, solicit any customer of the Company or any potential customer of the Company, as such solicitation relates to Competing Products or Services, with whom Employee has had material contact during the last year of Employee’s employment with the Company. For purposes of this Agreement, the “Restricted Period” shall mean the period beginning on the Effective Date and ending on the first anniversary of Employee’s last date of employment with the Company. “Competing Products or Services” shall mean the products or services being created, developed, marketed, or provided by the Company. For purposes of this Section 2.2, "material contact" means Employee had direct communication, correspondence, or business dealings with such customer or potential customer, or was involved in negotiations, discussions, or decision-making processes relating to such customer or potential customer. 2.3 Non-hiring of Employees. During the Restricted Period, Employee shall not hire or engage, or assist any company or business organization by which Employee is employed to hire or engage, any person who is or was employed by the Company at the time of Employee’s termination or during the one-year period preceding such termination. 2.4 Non-Competition. During the Restricted Period, Employee shall not, directly or by assisting others, provide Competing Products or Services of the type conducted, authorized, offered or provided by the Company during the last year of Employee’s employment with the Company, in any capacity identical with or corresponding to the capacity or capacities in which the Employee was Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

6 engaged by the Company, anywhere within (1) the territory where the Employee was working during the last year of Employee’s employment with the Company, (2) the territory in which the Company conducted business during the last year of Employee’s employment with the Company, and (3) the State of Florida, and (4) any state or jurisdiction where the Company has customers, operations, or conducts business. 2.5 Intellectual Property Assignment. Employee agrees that all discoveries, inventions, improvements, innovations, computer programs, writings, works of authorship, designs, know-how, ideas, trademarks, copyrights, moral rights, and other intellectual property (whether or not patentable and whether or not reduced to practice) that relate to the Company's business, products, services, or research and development, and that are conceived, developed, contributed to, or reduced to practice by Employee (either solely or jointly with others) while employed by the Company (collectively, "Work Product"), shall be the sole and exclusive property of the Company. Employee hereby assigns to the Company all right, title, and interest Employee may have or may acquire in and to any and all Work Product. Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Work Product in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, and the execution of all applications, specifications, oaths, assignments, and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to such Work Product. Employee represents that Employee's performance of all the terms of this Agreement will not breach any agreement with any former employer or other party and that Employee has not entered into, and agrees not to enter into, any agreement either written or oral in conflict herewith. 2.6 Return of Company Property. The Employee acknowledges that all documents, records, data, apparatus, equipment, and other physical property furnished to or acquired by Employee in the course of Employee's employment belong to the Company. Upon termination of Employee's employment, or upon the Company's request, Employee shall immediately deliver to the Company, and shall not keep in Employee's possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company documents, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, laboratory notebooks, materials, flow charts, equipment, other documents or property, and reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, together with all keys, access cards, identification cards, and passwords relating to the foregoing. 2.7 Cooperation with Legal Proceedings. The Employee agrees that during and after Employee's employment, Employee shall cooperate fully with the Company in the defence or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company which relate to events or occurrences that transpired while Employee was employed by the Company. Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. During periods following Employee's termination, the Company agrees to reimburse Employee for reasonable expenses incurred in connection with such cooperation and to make reasonable efforts to accommodate Employee's other personal and professional commitments. Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

7 ARTICLE 3 – GENERAL PROVISIONS 3.1 Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation. 3.2 Notice. For purposes of this Agreement, all communications including, without limitation, notices, consents, requests or approvals, provided for in this Agreement (i) shall be in writing signed by or on behalf of the party making the same; (ii) shall be deemed given or delivered (1) if delivered personally, when received, (2) if sent from within the United States by registered or certified mail, postage prepaid, return receipt requested, on the fifth (5th) Business Day after mailing, or (3) if sent by messenger or reputable overnight courier service, when received; and (iii) shall be addressed to the Company (to the attention of the Chief Executive Officer of the Company), at its principal office or to Employee at Employee’s principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt. 3.3 Validity. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal. 3.4 Entire Agreement. This Agreement supersedes any other agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Employee by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto. 3.5 Successors. 3.5.1 This Agreement shall inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. “Successor” shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise. 3.5.2 This Agreement shall inure to the benefit of and be enforceable by Employee’s personal or legal representatives, executors, administrators, heirs, distributees and legatees. 3.5.3 This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 3.5. 3.6 Captions. The captions in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement. Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

8 3.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement. If any signature is delivered by facsimile transmission, or by email delivery of a “.pdf” format data file, that signature shall constitute effective execution and delivery of this Agreement or other related document and shall be deemed to be an original signature for all purposes. 3.8 Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and the Company. No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. 3.9 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 3.10 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. 3.11 Governing Law and Forum Selection. The laws of the State of Texas, USA shall govern this Agreement. If Nevada's conflict of law rules would apply another state's laws, the parties agree that Texas law shall still govern. The parties agree that any claim arising out of or relating to this Agreement shall be brought in a state or federal court of competent jurisdiction in the State of Texas. 3.12 The provisions of this Agreement that by their nature should survive termination of this Agreement shall survive any such termination, including without limitation: (a) all obligations in Article 2 (Covenants of Employee); (b) the clawback provision in Section 1.4.3; (c) the return of Company property obligations in Section 2.6; (d) intellectual property assignments in Section 2.5; (e) cooperation with legal proceedings in Section 2.7; (f) the general provisions in Article 3; and (g) any accrued but unpaid obligations of either party. 3.13 The Employee shall be entitled to accrue paid vacation at a rate of three (3) weeks per year. After five years of employment, and he will accrue four (4) weeks per year. [Signature Page Follows] Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has signed this Agreement, effective as of the date first above written. Sadot Group Inc By: Name: Title: EMPLOYEE Paul Sansom Address: Docusign Envelope ID: 92C2D319-B582-4F71-8AC4-64112D3F2AFC chagay ravid ceo Fairbanks Riverview Road Pangbourne UK